Exhibit (j)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement (no. 33-52850) of Cutler Trust (consisting of Cutler Core Fund and Cutler Value Fund) of our report dated August 4, 2000 in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 27, 2000